SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 28, 2007

Commission File Number	Registrant, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number	State of Incorporation
1-08788	SIERRA PACIFIC RESOURCES P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358	Nevada

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104	Nevada

0-00508	SIERRA PACIFIC POWER COMPANY P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418	Nevada

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

Nevada Power Company

Issuance and Sale of Nevada Power Company’s Series R Notes

On June 28, 2007, Nevada Power Company (“NPC”), a wholly-owned subsidiary of Sierra Pacific Resources, issued and sold $350 million of its 6.750% General and Refunding Mortgage Notes, Series R, due 2037 (the “Series R Notes”). NPC will pay interest on the Series R Notes on January 1 and July 1 of each year, beginning on January 1, 2008. The Series R Notes will mature on July 1, 2037. The Series R Notes were issued pursuant to a registration statement (No. 333-130189) previously filed with the Securities and Exchange Commission (“SEC”). NPC filed a prospectus supplement with the SEC in connection with the issuance of the Series R Notes.

The net proceeds from the issuance of the Series R Notes, after deducting the underwriters’ discount and NPC’s estimated expenses, were approximately $345.3 million. NPC used a portion of these proceeds to fund the purchase of approximately $210.3 million of its tendered Series G Notes which were tendered pursuant to NPC’s offer to purchase (as described below). NPC intends to use the remaining approximately $111.0 million of net proceeds to repay amounts outstanding under its revolving credit facility.

Settlement of Nevada Power Company’s Tender Offer for Any and All of Its Series G Notes

On June 28, 2007, NPC settled its previously announced cash tender offer for any and all of its 9% General and Refunding Mortgage Notes, Series G, due 2013 (the “Series G Notes”). NPC accepted all of the approximately $210.3 million aggregate principal amount of Series G Notes tendered pursuant its offer, which represented approximately 92% of the outstanding Series G Notes. NPC funded the settlement of the tendered Series G Notes with a portion of the proceeds of the sale of its Series R Notes.

Sierra Pacific Power Company

Issuance and Sale of Sierra Pacific Power Company’s Series P Notes

On June 28, 2007, Sierra Pacific Power Company (“SPPC”), a wholly-owned subsidiary of Sierra Pacific Resources, issued and sold $325 million of SPPC’s 6.750% General and Refunding Mortgage Notes, Series P, due 2037 (the “Series P Notes”). SPPC will pay interest on the Series P Notes on January 1 and July 1 of each year, beginning on January 1, 2008. The Series P Notes will mature on July 1, 2037. The Series P Notes were issued pursuant to registration statements (Nos. 333-130191 and 333-144024) previously filed with the SEC. SPPC filed a prospectus supplement with the SEC in connection with the issuance of the Series P Notes.

The net proceeds from the issuance of the Series P Notes, after deducting the underwriters’ discount and SPPC’s estimated expenses, were approximately $320.6 million. SPPC used a portion of these proceeds to fund the purchase of approximately $220.8 million of its tendered Series A Bonds which were tendered pursuant to SPPC’s offer to purchase (as described below). SPPC intends to use the remaining approximately $93.4 million of net proceeds to repay amounts outstanding under its revolving credit facility and for general corporate purposes.

Settlement of Sierra Pacific Power Company’s Tender Offer for Any and All of Its Series A Bonds

On June 28, 2007, SPPC settled its previously announced cash tender offer for any and all of its 8% General and Refunding Mortgage Bonds, Series A, due 2008 (the “Series A Bonds”). SPPC accepted all of the approximately $220.8 million aggregate principal amount of Series A Bonds tendered pursuant its offer, which represented approximately 68% of the outstanding Series A Bonds. SPPC funded the settlement of the tendered Series A Bonds with a portion of the proceeds of the sale of its Series P Notes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources
(Registrant)

Date: June 28, 2007	By:	/s/ William D. Rogers
William D. Rogers
Corporate Senior Vice President, Chief
Financial Officer and Treasurer

Nevada Power Company
(Registrant)

Date: June 28, 2007	By:	/s/ William D. Rogers
William D. Rogers
Senior Vice President, Chief Financial
Officer and Treasurer

Sierra Pacific Power Company
(Registrant)

Date: June 28, 2007	By:	/s/ William D. Rogers
William D. Rogers
Senior Vice President, Chief Financial
Officer and Treasurer